Exhibit 10.156

Certain information has been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K because such information (i) is not material and (ii) is the type of information the registrant treats as private or confidential. Information that has been so redacted from this exhibit has been marked with “[***]” to indicate the omission.

TCOLONIAL SQUARE PROPERTIES, LLC.

FORM OF COMMERCIAL OFFICE LEASE

This Lease (hereinafter referred to as the “Lease”) is made and entered into this 20th of April by and between Landlord and Tenant, as hereinafter set forth.

WITNESSETH:

That Landlord, in consideration of the rents, covenants and agreements hereafter promised and agreed by Tenant to be paid and performed, does hereby lease, demise and let to Tenant, and Tenant does hereby lease of and from Landlord, the Premises hereinafter described, SUBJECT TO THE TERMS AND CONDITIONS OF THE GENERAL CONDITIONS OF LEASE AND RIDER, IF ANY, ATTACHED HERETO AND MADE A PART HEREOF. As used in the General Conditions of Lease and elsewhere in this Lease the following terms shall be interpreted and evaluated as follows:

“Landlord”	Colonial Square Properties, LLC

“Landlord’s Address”	123 South Tennessee Ave., Suite 2, Lakeland, FL 33801

“Tenant”	La Rosa Realty Lakeland, LLC

“Tenant’s Address”	[***]

“Premises”	Annex Building, 123 South Tennessee Avenue, Lakeland, FL 33801, Suite B-2. As shown on Exhibit “B” consisting of approximately 2,118 rentable square feet.

“Building”	The structure of which the Premises is a part and all other related structures and facilities.

“Permitted Uses”	Professional Offices

“Commencement Date”	May 1, 2022

“Term”	: 62 months beginning on the Commencement Date

“Base Rent” (includes CAM)

The sum of $0 per month for the first two (2) months, thence;

The sum of $4,059.50 per month for the next 12 months, thence;

The sum of $4,059.50 per month for the next 12 months, thence:

The sum of $4,059.50 per month for the next 12 months, thence:

The sum of$4,059.50 per month for the next 12 months, thence; and

The sum of $4,059.50 per month for the next 12 months.

“Security Deposit”	: $4,059.50

“Landlord Utilities”	Electrical Power, Water and Sewer (Included in Base Rent)

“Common Area Maintenance”	Included in Base Rent.

“Florida State Tax”	Current tax at time of payment (currently .065% of Base Rent; subject to change.)

“Total Monthly Rent”

The sum of $0 for the first two (2) months, thence.

The sum of $4.323.37 per month for the next 12 months, thence:

The sum of $4,323.37 per month for the next 12 months, thence;

The sum of$4,323.37 per month for the next 12 months, thence;

The sum of $4,323.37 per month for the next 12 months, thence; and

The sum of$4,323.37 per month for the next 12 months.

PROVIDED ALWAYS that this Lease is made and accepted upon the following terms and conditions, all of which the Landlord and Tenant hereto covenant and agree to keep and perform:

1.	REPAIRS: At Tenant’s expense, Tenant may repaint walls mutually agreeable to Landlord and Tenant. Landlord agrees, at his expense, during the terms of this Lease, to make all necessary repairs to the premises (including but not limited to the air conditioning, heating and electrical services) and outside of the building now located thereon. Except as above stated, all alterations required by Tenant shall be made at the expense of the Tenant unless otherwise agreed by Landlord and Tenant. Tenant, who hereby agrees to take good care of said premises and to surrender the same at the end of said term in as good condition as the reasonable use and ordinary wear and tear thereof will permit; provided, however, that Tenant shall not be liable for any damages or required to make any replacement or repairs, except as they are occasioned or made necessary directly and proximately by Tenant’s neglect or misuse of said premises.

2.	ALTERATIONS: No structural alterations, additions or improvements on said building shall be made without the written consent of Landlord. Any improvements made by the Tenant, except as removable partitions, counters, shelving or trade fixtures, shall become the property of the Landlord at the expiration of the term of said Lease, unless otherwise agreed upon in writing.

3.	DESTRUCTION OF PREMISES: If, during the term of this Lease, the building thereon is destroyed or is damaged to the extent that it will be unfit for occupancy by Tenant for a period of one hundred eighty (180) days, the rental herein provided for shall immediately be suspended, and the lease may thereupon be terminated by either party by notice in writing given to the other party; however, should said building be repaired and the Tenant resumes operation of its business therein, this Lease shall be continued in force and effect for an additional term equivalent to the time the same was suspended because of damage to the said building.

4.	USE: Tenant shall occupy and use said premises in connection with the business usually and customarily carried on by it and for no other purpose, and said Tenant further covenants and agrees that it will not make any unlawful or offensive use of the premises. Tenant’s business is the operation of a mortgage office.

5.	SERVICE EQUIPMENT: Public utility service connections into said premises shall be provided by Landlord. Landlord shall pay all public utility commodities consumed and used on the premises during the term thereof.

6.	INSPECTION: Landlord shall have the right to enter into and upon said premises, or any part thereof at all reasonable hours for the purpose of inspection and making repairs, but Landlord agrees not to exercise said right in such a way as to unreasonably interfere with the business of the Tenant.

7.	DEFAULTS: If default be made by Tenant in payment of said rent, or any part thereof, and such default shall continue for three (3) days, or in the performance of the conditions or covenants of this Lease other than the payment of rent, and such default shall continue for fifteen (15) days after written notice thereof from Landlord to Tenant, Landlord shall have the right to re-enter said premises and remove said Tenant and all other persons therefrom, and shall have the option of canceling this lease, without being liable to indictment, prosecution or damages (see 18-X).

8.	PEACEABLE ENJOYMENT: If Tenant shall perform all covenants herein agreed to be performed by it, Landlord (including Landlord’s heirs, executors, administrators, successors or assigns) shall warrant and defend Tenant in the enjoyment and peaceful possession of said premises during the term aforesaid.

9.	SUBLETTING AND ASSIGNMENT: No portion of the property or premises hereby covered may be sublet or this Lease assigned without the prior written consent of Landlord being obtained by Tenant. If requested, Landlord will provide written consent for Tenant to sublet to any its agents or business partners.

I0.	DAMAGE TO PREMISES: Tenant shall pay for costs of repair for any damage to the premises done or caused by Tenant, its invitees, employees, customers or guests. (See 18-III).

11.	STORAGE: There shall be no external storage of any goods or materials on the leased premises without written permission of the Landlord.

12.	PARKING: Parking is on a first come, first served basis. Tenant shall be entitled to joint use of the parking area provided by Landlord, along with other tenants, as necessary for the normal business purposes of lease. NO abandoned or wrecked vehicles shall be left on the premises by Tenant. Tenant will not exceed use of more parking spaces than 3.0 spaces per 1,000 square feet of rentable space.

13.	SIDEWALK AND COMMON AREAS: Tenant agrees not to obstruct the sidewalk or common parking area in front of the building or the area in the rear of the building.

14.	INSURANCE: Landlord shall pay for fire and extended coverage for the premises (not contents) and Tenant shall pay for personal property coverage for Tenant’s personal property. (See 18-VI). In addition, Tenant shall carry during the term of this Lease, an occurrence form commercial general liability policy of insurance providing coverage against liability for personal and bodily injury, death and property damage having limits of not less than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) per occurrence and TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) in the aggregate.

15.	AIR CONDITIONING: Landlord is responsible for providing and maintaining air conditioning and heating equipment and hereby warrants that such equipment is in good operating condition on date Tenant assumes occupancy.

16.	ENVIRONMENTAL PROVISIONS: The Tenant represents and warrants to the Landlord as follows:

1.	The Tenant is and has been in full compliance with such environmental law, regulation or ordinance, and the Tenant has not received notice in any form of such an action, or of a possible action.

ii.	There are no pending or threatened actions against the Tenant under any environmental law, regulation or ordinance, and the Tenant has not received notice in any form of such an action, or of a possible action.

iii.	The Tenant has not caused any past or current releases of hazardous substance on, over, at, from, into, or onto any facility at the property, as those terms are understood under the “Comprehensive Environmental Response, Compensation and Liability Act” (“CERCLA”).

iv.	The Tenant is not aware of any environmental condition, situation, or incident on, at, or concerning the property specifically referred to in the lease agreement between Landlord and the Tenant, that could possibly give rise to an action or to liability under any law, rule, ordinance or common law theory.

17.	TERMINATION OPTION: None

18.	ADDITIONAL PROVISIONS

L	Landlord shall be responsible for maintaining and replacing light bulbs for lights in offices.

IL	Landlord to be responsible for landscape maintenance.

III.	Upon execution of lease, Tenant will pay Landlord the last month’s rent, which will be held by Landlord as a security deposit. At the expiration of the Lease, Landlord will inspect the damage to the Premises to determine how much of the Security Deposit will be allocated to repair damage and how much will be applied to the last month’s rent.

IV.	ABANDONMENT OR DEBTOR PROCEEDINGS: It shall be considered a default on the part of Tenant, and Landlord shall be entitled to avail itself of any of the remedies set forth in paragraph 7 above, without any notice to Tenant, in the event the demised premises become and remain deserted and abandoned for a period of ten (10) days or if any general assignment for the benefit of creditors is made by Tenant.

V.	Except as otherwise provided in this Lease, the Rent shall be paid to Landlord without notice or demand on the first day of each calendar month during the term of this Lease, and without counterclaim, offset, deduction, abatement, suspension, deferment, diminution or reduction, for any circumstance or occurrence.

VI.	Tenant agrees to pay, in addition to the base rent and sales tax provided for above, that portion, if any, of the Landlord’s insurance premium which represents an increase to Landlord of said premium by reason of Tenant’s presence and/or business activities on the premises.

VII.	A $20.00 “RETURN CHECK CHARGE”, in addition to all bank charges, will be charged to Tenant for checks returned to Landlord.

VIII.	Rent not paid by the 10th day following the due date will be assessed$ 10.00 per 1,000 sq. ft. late charge for every day thereafter until paid.

IX.	If Tenant shall default in the performance of any one of the terms, conditions or covenants of this Lease, and if said default is not cured within fifteen (15) days from the date of written notice of such default to Tenant, the Landlord may, at its option, relet the demised Premises or any part thereof for the balance of the lease term as agent for the Tenant and receive rents therefor and apply the same first to the payment of the expenses of reasonable redecorating and making necessary repairs to the Premises, attorney’s fees, broker’s commission, advertising all other reasonable expenses of the Landlord in re-entering the Premises and reletting the same; and second, to the payment of rent due hereunder. Tenant shall be responsible for all costs, including attorney’s fees, incurred by Landlord in enforcing any of the terms and provisions of this Lease Agreement.

In addition and in connection with the reletting of the demised Premises for the account of lessee as hereinabove provided, Landlord shall have the right to declare all monthly installment of rental for the balance of the lease term to be immediately due and payable and to proceed to obtain a judgment therefore against Tenant. Thereafter, all sums collected from the reletting of the Premises, less costs in connection therewith, shall be applied on said judgment, or if the judgment has been paid, turned over to Tenant.

Further, in the event of default on the part of Tenant, the Landlord shall have the right to pursue any legal remedy available to it, and Landlord shall have the right to bring distress proceedings without in any way affecting its right to accelerate the balance of rental due and to bring an action therefor.

X.	Should Tenant hold over and remain in possession of the Premises at the expiration of the Term, the Tenant shall become a tenant by the month at a rate of the last monthly installment of rent plus 50% (fifty percent). The Tenant shall continue to be subject to all conditions and covenants of this Lease. Tenant shall give to Landlord at least thirty (30) days written notice of any intention to remove from the Premises, and shall be entitled to fifteen (15) days notice from Landlord in the event Landlord desires possession of the Premises.

XI.	Tenant shall have the option to lease Suite 2, consisting of approximately 1,021 rentable square feet, located in the same building as the Premises. To exercise this option, Tenant shall provide Landlord written notice of its intent to add Suite 2 to the lease. This notice shall be provided by Tenant to Landlord on or before 90 days prior to its intended occupancy (Commencement Date) of Suite 2. Upon the Commencement Date of adding Suite 2 to the lease, Base Rent and Total Monthly rent will be adjusted to an overall rate of $22 per rentable square foot for the combined rentable square feet of Suite 1 and Suite 2 (totaling 3,266 rentable square feet).

19.	TENANT REMEDIES: If Landlord shall fail to perform its duties or obligations as set forth in this Lease, and any breach is not cured within thirty (30) days from the date of written notice of the existence and nature of such breach to Landlord from Tenant, Tenant shall have the right to either cure such default and to deduct the costs of such curing from rent payments thereafter due, except however to the extent such breach is not capable of being cured within such thirty (30) day period. such breach shall not constitute an event of default hereunder so long as Landlord shall have undertaken affirmative acts to cure such breach within said thirty (30) day period and shall thereafter diligently and continuously prosecute the same to completion.

20.	OPTION TO RENEW: Tenant, shall have one (1) five (5) year option to renew by providing Landlord six (6) months advanced written notice. Landlord and Tenant may agree to renew at the then prevailing market rate for comparable spaces in the market trade area.

21.	SIGNAGE: Tenant, at Tenant’s expense, may add signage to the Annex Building upon receiving the consent of the Landlord to the signage plan. All signage is subject to local City of Lakeland code and any LDDA restrictions.

22.	SPECIAL PROVISIONS: Tenant shall at all time observe and obey the Rules attached herein as Exhibit “A”.

23.	INDEMNIFICATION OF LANDLORD: Tenant shall defend, indemnify and save and hold Landlord harmless from and against any and all liabilities, obligations, losses, damages, injunctions, suits, actions, fines, penalties, claims, demands, costs and expenses of every kind or nature, including reasonable attorneys’ fees and court costs, incurred by Landlord, arising directly from or out of: (a) any failure by Tenant to perform any of the terms or conditions of this Lease on Tenant’s part to be performed; (b) any accident, injury or damage which shall happen at, in or upon the Premises caused by Tenant’s negligence, recklessness, or intentional act; (c) any matter or thing growing out of the condition, occupation, use, or operation by any person of the premises, or any part thereof, or the operation of the business contemplated by this Lease to be conducted thereon, thereat, therein, or therefrom; (d) any failure of Tenant to comply with any laws, ordinances, requirements, orders, directions, rules or regulations of any governmental authority; (e) any contamination of the premises, or the groundwaters thereof, arising on or after the date Tenant takes possession of the premises and occasioned by the use, transportation, storage, spillage or discharge thereon, therein or therefrom of any Hazardous Materials, whether by Tenant or by any agent or invitee of Tenant; (t) any discharge of Hazardous Materials from the premises into any septic facility or sanitary sewer system serving the premises arising on or after the date Tenant takes possession of the premises, whether by Tenant or by any agent of Tenant; or (g) any other act or omission of Tenant, its employees, agents, invitees, customers, licensees or contractors. Tenant’s indemnity obligations under this Article and elsewhere in this Lease arising prior to the expiration, or earlier termination, or assignment of this Lease shall survive any such expiration, termination or assignment.

24.	NOTICES: Any notice required or permitted to be given under this Lease must be given only by one of the following: (a) United States registered or certified mail, postage prepaid, return receipt requested, (b) facsimile with confirmation notice or (c) reputable overnight courier service which provides written evidence of delivery, or (d) personal delivery; and addressed to the address of the parties shoen on the first page of this Leased, or such other address as may be designated by either party by written notice to the other. Except as otherwise provided in this Lease, every notice, demand, request or other communication shall be deemed to have been given or served upon actual receipt thereof. Notwithstanding the foregoing, any notice mailed to the last designated address of any person or party to which a notice may be or is required to be delivered pursuant to this Lease shall not be deemed ineffective if actual delivery cannot be made due to a change of address of the person or party to which the notice is directed or the failure or refusal of such person or party to accept delivery of the notice.

25.	RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health department.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year above written:

Signed, sealed and delivered in the presence of:

COLONIAL SQUARE PROPERTIES, LLC.

Witness	Landlord

Witness

LA ROSA REALTY LAKELAND, LLC

Witness	Tenant

Witness

EXHIBIT “A”

THE RULES

[OMMITTED]

EXHIBIT “B”

FLOOR PLAN

[OMMITTED]